UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 24, 2009

(Date of earliest event reported)

MF Global Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda	N/A
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-5950

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 24, 2009, MF Global Ltd. ( “MF Global”) announced its plans to commence a tender offer to purchase for cash up to all $210,000,000 aggregate principal amount of its outstanding 9.00% Convertible Senior Notes due 2038 (the “Offer”). A copy of the press release regarding that announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

The press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell any securities. The Offer is being made under the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal. Holders of the Convertible Notes should read carefully the Offer to Purchase and the related Letter of Transmittal because they contain important information, including the terms of and conditions to the Offer. Holders of the Convertible Notes may obtain copies of all the offering documents, including the Offer to Purchase and Letter of Transmittal, free of charge, at the SEC’s Web site (www.sec.gov) or by directing a request to Georgeson Inc., the Information Agent, at the numbers listed in the press release.

Item 9.01	Exhibits

(a)	None

(b)	None

(c)	None

(d)	Exhibits:

Exhibit No.	Exhibit Description

Exhibit No.	Description
Exhibit 99.1	Press Release issued by the Company dated February 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL LTD.

Date: February 24, 2009	By:	/s/ J. Randy MacDonald
J. Randy MacDonald
Chief Financial Officer

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